Exhibit (a)(1)(v)

Offer to Purchase for Cash

Up to 46,000,000 Units

in

AllianceBernstein Holding L.P.

at

$38.50 per Unit

(For an Aggregate Purchase Price of Up to approximately $1.8 billion)

by

Equitable Holdings, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 24, 2025 UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

February 24, 2025

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 24, 2025 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as each may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Equitable Holdings, Inc., a Delaware corporation (“Equitable”), to purchase up to 46,000,000 units representing assignments of beneficial ownership of limited partnership interests (“Units”) in AllianceBernstein Holding L.P., a Delaware limited partnership (“AB Holding”), at a price of $38.50 per Unit (the “Purchase Price”), net to the seller in cash, for an aggregate Purchase Price of up to approximately $1.8 billion, less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.

If more than 46,000,000 Units are properly tendered, upon the terms and subject to the conditions of the Offer, Equitable will purchase an aggregate of 46,000,000 Units from the tendering unitholders on a pro rata basis as described in the Offer to Purchase. Any Units not purchased in the Offer will be returned to the tendering unitholders promptly after the Expiration Time.

Equitable reserves the right, in its sole discretion, to change the Purchase Price or increase or decrease the number of Units being sought in the Offer, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 6 of the Offer to Purchase or to amend the Offer in any respect, in each case subject to applicable law.

The Offer is not conditioned upon the receipt of financing or any minimum number of Units being tendered. The Offer is, however, subject to certain other customary terms and conditions. See Section 6 of the Offer to Purchase.

We are the owner of record of Units held for your account. As such, we are the only ones who can tender your Units, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER UNITS WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish for us to tender any or all of the Units we hold for your account upon the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may tender your Units at a price of $38.50 per Unit, net to you in cash, less any applicable tax withholding.

2.	The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on March 24, 2025 unless the Offer is extended.

3.

The Offer is for up to 46,000,000 Units. If more than 46,000,000 Units are properly tendered, upon the terms and subject to the conditions of the Offer, Equitable will purchase an aggregate of 46,000,000 Units from the tendering unitholders on a pro rata basis as described in the Offer to Purchase.

4.

Upon completion of the Offer, and assuming the maximum number of 46,000,000 Units are properly tendered and are purchased by Equitable in the Offer, Equitable will beneficially own approximately 41.7% of the outstanding Units and will have an approximate 77.5% economic interest in AllianceBernstein L.P., a Delaware limited partnership and the operating partnership of AB Holding.

5.

Tendering unitholders who are tendering Units held in their name and who tender their Units directly to Computershare Trust Company, N.A., the Depositary and Paying Agent for the Offer (the “Depositary and Paying Agent”) will not be obligated to pay any brokerage commissions or fees.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 24, 2025 UNLESS THE OFFER IS EXTENDED.

If you wish to have us tender any or all of your Units, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Units, we will tender all such Units unless you specify otherwise on the attached Instruction Form.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Units. Equitable is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If Equitable becomes aware of any jurisdiction where the making of the Offer or the acceptance of Units pursuant to the Offer is not in compliance with any applicable law, Equitable will make a good faith effort to comply with the applicable law. If, after a good faith effort, Equitable cannot comply with the applicable law, the Offer will not be made to the holders of Units residing in that jurisdiction. In making the Offer, Equitable will comply with the requirements of Rule 14d-10 under the Securities Exchange Act of 1934, as amended.

Equitable is not making, and none of Barclays Capital Inc., the Dealer Manager for the Offer, D.F. King & Co., Inc., the Information Agent for the Offer, or the Depositary and Paying Agent is making, any recommendation to you as to whether you should tender or refrain from tendering your Units. None of the foregoing has authorized any person to make any recommendation with respect to the Offer. You must make your own decision as to whether to tender your Units in the Offer and, if so, how many Units to tender. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the purpose and effect of the Offer. Equitable recommends that you consult your own financial and tax advisors before taking any action with respect to the Offer.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 24, 2025 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as each may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by Equitable Holdings, Inc., a Delaware corporation (“Equitable”), to purchase up to 46,000,000 units representing assignments of beneficial ownership of limited partnership interests (“Units”) in AllianceBernstein Holding L.P., a Delaware limited partnership (“AB Holding”), at a price of $38.50 per Unit (the “Purchase Price”), for an aggregate Purchase Price of up to approximately $1.8 billion, net to the seller in cash, less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to Equitable the number of Units indicated below or, if no number is specified, all Units you hold for the account of the undersigned, at the Purchase Price, upon the terms and subject to the conditions of the Offer.

The undersigned understands that if more than 46,000,000 Units are properly tendered, upon the terms and subject to the conditions of the Offer, Equitable will purchase an aggregate of 46,000,000 Units from the tendering unitholders on a pro rata basis as described in the Offer to Purchase.

The method of delivery of this document is at the election and risk of the tendering unitholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Account Number:

Aggregate Number Of Units To Be Tendered

By You For The Account Of The Undersigned:          Units.

Unless otherwise indicated, it will be assumed that all Units held by us for your account are to be tendered.

SIGNATURE

Signature(s):

Name(s):
(please print)

Taxpayer Identification or Social Security No.:

Address(es):
(include zip code)

Area Code and Telephone Number:

Date:

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